Exhibit 24.1
POWERS OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Peter J. Burlage, Henry G. Schopfer, III and Melissa G. Beare and each of them, the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf as a director or officer or both, as the case may be, of PMFG, Inc. (the “Company”) a Registration Statement on Form S-3 (and any abbreviated registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)), for the purpose of registering under the Securities Act shares of the Company’s common stock for resale by the selling stockholders named in the Registration Statement upon conversion of the Series A Convertible Preferred Stock and exercise of the warrants issued on September 4, 2009, and to sign any or all amendments and any or all post-effective amendments to such Registration Statement (and any such abbreviated registration statement) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Sherrill Stone	/s/ Peter J. Burlage
Sherrill Stone	Peter J. Burlage

/s/ Henry G. Schopfer, III
Henry G. Schopfer, III	Kenneth R. Hanks

/s/ Robert McCashin	/s/ R. Clayton Muford
Robert McCashin	R. Clayton Mulford

/s/ Howard G. Westerman, Jr.
Howard G. Westerman, Jr.
Dated: September 22, 2009